Exhibit 10(d)(1)

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE OLIN CORPORATION

SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN

(As amended and restated effective January 1, 2005)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Supplemental Contributing Employee Ownership Plan (the “Plan”). In Section 7.1 of the Plan, the Company reserved the right to amend the Plan. Pursuant to the authority granted to the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee hereby amends the Plan in the following manner:

1.	Article IV of the Plan is amended by adding the following Section 4.7:

“4.7. Effective May 27, 2005, the Plan is amended to add a Participation Termination Provision, provided that such provision shall be subject to the following requirements: (i) the Company, in its sole discretion, consents to each election, (ii) the Company determines the form and terms of any termination election (which form and terms may vary among participants), (iii) in accordance with the 409A Guidance, the SCEOP Participant shall receive his accrued but unpaid Plan benefit as soon as administratively feasible following such termination, provided that such payment(s) will be made on or before December 31, 2005, or if later, the taxable year in which the amount is earned and vested, and (iv) only SCEOP Participants who terminate employment with the Company on or before December 31, 2005 are eligible to elect to terminate their Plan participation (subject to the Company consent contained in item (i)). Subject to other terms and conditions of the Plan, a SCEOP Participant terminating participation under this Section 4.7 remains eligible for the Excess Company Matching Contribution payable with respect to any 2005 SCEOP Participant Contributions, if and when paid.

“Participation Termination Provision” shall mean an election to terminate participation in the Plan upon a Participant’s termination of employment on or before December 31, 2005, consistent with applicable Internal Revenue Service guidance for Code Section 409A, including without limitation, IRS Notice 2005-1, as amended (referred to herein as the “409A Guidance”).

Effective as of May 27, 2005, this Section 4.7 is further amended so that no SCEOP Participant other than Anthony W. Ruggiero may make a termination election under this Section 4.7.”